UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2017

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01              Other Events

As previously disclosed on the Form 8-K of the Company filed on May 19, 2017, Ronald L Havner, Jr., a director, did not receive a majority of the votes cast on his re-election to the Company’s Board of Directors (the “Board”) at the Company’s Annual Meeting of Stockholders held on May 18, 2017 (the “Annual Meeting”).  Because Mr. Havner was running unopposed, Mr. Havner has remained on the Board but, in accordance with the Company’s bylaws, he offered to resign from the Board.  The Board has considered this matter and believes that Mr. Havner failed to receive a majority of votes cast for his re-election because of concern among many shareholders with the number of boards of other publicly-traded companies that he sits on.  Since the date of the Annual Meeting, it has been publicly announced by one of the other companies for which Mr. Havner has been a director that Mr. Havner has decided that he will finish his current term on that other board but not run for re-election to that other board when his current term expires in 2018, thus reducing by one the number of boards of publicly-traded companies that he sits on.

After considering that in 2018 Mr. Havner will be reducing the number of boards of publicly-traded companies he serves on, and after considering Mr. Havner’s dedicated service and contributions to the Board (including attending in 2016 100% of the meetings of the Board and the committees of the Board that he sits on), the Board has decided to reject Mr. Havner’s offer to resign from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

June 22, 2017

	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer